As filed with the Securities and Exchange Commission on January 30, 2008
Registration No. 333-146700

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WESTERN GAS PARTNERS, LP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1311	26-1075808
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(832) 636-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Robert G. Gwin
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(832) 636-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area
Code, of Agent for Service)

Copies to:

David P. Oelman Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222	G. Michael O’Leary Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 (713) 220-4200

     Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-146700) of Western Gas Partners, L.P. is being filed solely to amend Item 16 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 3 does not modify any provision of the preliminary prospectus constituting Part I or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment No. 3 does not include a copy of the preliminary prospectus.

Part II

Information required in the registration statement

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below are the expenses (other than underwriting discounts) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the FINRA filing fee and the amounts set forth below are estimates.

SEC registration fee	$13,920
FINRA filing fee	45,781
Printing and engraving expenses	750,000
Accounting fees and expenses	1,500,000
Fees and expenses of legal counsel	2,000,000
Transfer agent and registrar fees	5,000
New York Stock Exchange listing fee	250,000
Miscellaneous	435,299

Total	$5,000,000

ITEM 14.	INDEMNIFICATION OF OFFICERS AND MEMBERS OF OUR BOARD OF DIRECTORS.

The section of the prospectus entitled “The partnership agreement—Indemnification” discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to Section 9 of the underwriting agreement to be filed as an exhibit to this registration statement in which we and our general partner will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

On August 21, 2007, in connection with the formation of Western Gas Partners, LP (the “Partnership”), the Partnership issued to (i) its general partner the 2.0% general partner interest in the Partnership for $60 and (ii) WGR Asset Holding Company LLC the 98.0% limited partner interest in the Partnership for $2,940. The 98.0% limited partner in trust was subsequently contributed to WGR Holdings, LLC on September 11, 2007. The issuance and contribution were exempt from registration under Section 4(2) of the Securities Act. There have been no other sales of unregistered securities within the past three years.

Part II

ITEM 16.	EXHIBITS.

The following documents are filed as exhibits to this registration statement:

Exhibit
number			Description

1.1		—	Form of Underwriting Agreement
3	.1*	—	Certificate of Limited Partnership of Western Gas Partners, LP
3.2		—	First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP (included as Appendix A in the prospectus included in this Registration Statement)
3	.3*	—	Certificate of Formation of Western Gas Holdings, LLC
3.4		—	Amended and Restated Limited Liability Company Agreement of Western Gas Holdings, LLC
5	.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8.1		—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
10	.1*	—	Form of Anadarko Petroleum Corporation Fixed Rate Note due 2038
10	.2*	—	Form of Omnibus Agreement
10	.3*	—	Form of Services and Secondment Agreement
10	.4†	—	Dew Gas Gathering Agreement between Anadarko Gathering Company LLC and Anadarko Petroleum Corporation
10	.5†	—	Haley Gas Gathering Agreement between Anadarko Gathering Company LLC and Anadarko Petroleum Corporation
10	.6†	—	Hugoton Gas Gathering Agreement between Anadarko Gathering Company LLC and Anadarko Petroleum Corporation
10	.7†	—	Pinnacle Gas Gathering Agreement between Pinnacle Gas Treating LLC and Anadarko Petroleum Corporation
10.8		—	Form of Working Capital Facility
10	.9*	—	Form of Contribution, Conveyance and Assumption Agreement
10	.10*	—	Form of Indemnification Agreement by and between Western Gas Holdings, LLC, its Officers and Directors
10	.11*	—	Form of Western Gas Partners, LP 2008 Long-Term Incentive Plan
10	.12*	—	Form of Tax Sharing Agreement
10	.13*	—	Revolving Credit Agreement, dated as of September 1, 2004, by and among Anadarko Petroleum Corporation, Anadarko Canada Corporation, JPMorgan Chase Bank, JPMorgan Chase Bank, Toronto Branch, ABN AMRO Bank N.V. and Deutsche Bank AG New York Branch, Harris Nesbitt Financing, Inc. and Credit Suisse First Boston, and each of the Lenders named therein.
10	.14*	—	First Amendment to Revolving Credit Agreement, dated as of August 31, 2006, by and among Anadarko Petroleum Corporation, Anadarko Canada Corporation, JPMorgan Chase Bank, N.A., JPMorgan Chase Bank, N.A., Toronto Branch, ABN AMRO Bank N.V. and Deutsche Bank AG New York Branch, BMO Capital Markets Financing, Inc. and Credit Suisse, Cayman Islands Branch, and each of the Lenders named therein.
10	.15*	—	Second Amendment to Revolving Credit Agreement, dated as of December 14, 2007, by and among Anadarko Petroleum Corporation, Western Gas Partners, LP, JPMorgan Chase Bank, N.A., ABN AMRO Bank N.V. and Deutsche Bank AG New York Branch, BMO Capital Markets Financing, Inc., and Credit Suisse, Cayman Islands Branch, and each of the Lenders named therein.
10.16		—	Form of Western Gas Holdings, LLC Equity Incentive Plan
21	.1*	—	List of Subsidiaries of Western Gas Partners, LP

Part II

Exhibit
number			Description

23	.1*	—	Consent of KPMG LLP
23	.2*	—	Consent of KPMG LLP
23	.3*	—	Consent of KPMG LLP
23	.4*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23.5		—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
23	.6*	—	Consent of Director Nominee
23	.7*	—	Consent of Director Nominee
23	.8*	—	Consent of Director Nominee
23	.9*	—	Consent of Director Nominee
24	.1*	—	Powers of Attorney

*	Previously filed.

†	Portions of this exhibit, which was previously filed with the Securities and Exchange Commission, were omitted pursuant to a request for confidential treatment. The omitted portions were filed separately with the Securities and Exchange Commission.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant undertakes to send to each common unitholder, at least on an annual basis, a detailed statement of any transactions with Anadarko or its subsidiaries, and of fees, commissions,

Part II

compensation and other benefits paid, or accrued to Anadarko or its subsidiaries for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the common unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 29, 2008.

WESTERN GAS PARTNERS, LP

By:	Western Gas Holdings, LLC, its general partner

By:	/s/ Robert G. Gwin
Name:     Robert G. Gwin

Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature		Title	Date

/s/ Robert G. Gwin Robert G. Gwin		President, Chief Executive Officer and Director	January 29, 2008

* Danny J. Rea		Senior Vice President, Chief Operating Officer and Director	January 29, 2008

/s/ Michael C. Pearl Michael C. Pearl		Senior Vice President, Chief Financial Officer and Chief Accounting Officer	January 29, 2008

* R. A. Walker		Chairman of the Board and Director	January 29, 2008

* Karl F. Kurz		Director	January 29, 2008

* Robert K. Reeves		Director	January 29, 2008

*By:	/s/ Robert G. Gwin Robert G. Gwin Attorney-in-fact

Exhibit index

Exhibit
number			Description

1.1		—	Form of Underwriting Agreement
3	.1*	—	Certificate of Limited Partnership of Western Gas Partners, LP
3.2		—	First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP (included as Appendix A in the prospectus included in this Registration Statement)
3	.3*	—	Certificate of Formation of Western Gas Holdings, LLC
3.4		—	Amended and Restated Limited Liability Company Agreement of Western Gas Holdings, LLC
5	.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8.1		—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
10	.1*	—	Form of Anadarko Petroleum Corporation Fixed Rate Note due 2038
10	.2*	—	Form of Omnibus Agreement
10	.3*	—	Form of Services and Secondment Agreement
10	.4†	—	Dew Gas Gathering Agreement between Anadarko Gathering Company LLC and Anadarko Petroleum Corporation
10	.5†	—	Haley Gas Gathering Agreement between Anadarko Gathering Company LLC and Anadarko Petroleum Corporation
10	.6†	—	Hugoton Gas Gathering Agreement between Anadarko Gathering Company LLC and Anadarko Petroleum Corporation
10	.7†	—	Pinnacle Gas Gathering Agreement between Pinnacle Gas Treating LLC and Anadarko Petroleum Corporation
10.8		—	Form of Working Capital Facility
10	.9*	—	Form of Contribution, Conveyance and Assumption Agreement
10	.10*	—	Form of Indemnification Agreement by and between Western Gas Holdings, LLC, its Officers and Directors
10	.11*	—	Form of Western Gas Partners, LP 2008 Long-Term Incentive Plan
10	.12*	—	Form of Tax Sharing Agreement
10	.13*	—	Revolving Credit Agreement, dated as of September 1, 2004, by and among Anadarko Petroleum Corporation, Anadarko Canada Corporation, JPMorgan Chase Bank, JPMorgan Chase Bank, Toronto Branch, ABN AMRO Bank N.V. and Deutsche Bank AG New York Branch, Harris Nesbitt Financing, Inc. and Credit Suisse First Boston, and each of the Lenders named therein.
10	.14*	—	First Amendment to Revolving Credit Agreement, dated as of August 31, 2006, by and among Anadarko Petroleum Corporation, Anadarko Canada Corporation, JPMorgan Chase Bank, N.A., JPMorgan Chase Bank, N.A., Toronto Branch, ABN AMRO Bank N.V. and Deutsche Bank AG New York Branch, BMO Capital Markets Financing, Inc. and Credit Suisse, Cayman Islands Branch, and each of the Lenders named therein.
10	.15*	—	Second Amendment to Revolving Credit Agreement, dated as of December 14, 2007, by and among Anadarko Petroleum Corporation, Western Gas Partners, LP, JPMorgan Chase Bank, N.A., ABN AMRO Bank N.V. and Deutsche Bank AG New York Branch, BMO Capital Markets Financing, Inc., and Credit Suisse, Cayman Islands Branch, and each of the Lenders named therein.
10.16		—	Form of Western Gas Holdings, LLC Equity Incentive Plan
21	.1*	—	List of Subsidiaries of Western Gas Partners, LP
23	.1*	—	Consent of KPMG LLP
23	.2*	—	Consent of KPMG LLP
23	.3*	—	Consent of KPMG LLP
23	.4*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23.5		—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
23	.6*	—	Consent of Director Nominee
23	.7*	—	Consent of Director Nominee
23	.8*	—	Consent of Director Nominee
23	.9*	—	Consent of Director Nominee
24	.1*	—	Powers of Attorney

*	Previously filed.

†	Portions of this exhibit, which was previously filed with the Securities and Exchange Commission, were omitted pursuant to a request for confidential treatment. The omitted portions were filed separately with the Securities and Exchange Commission.